Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Forbes Energy Services Ltd.

Alice, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, as amended, of our report dated April 2, 2018, relating to the consolidated financial statements of Forbes Energy Services Ltd., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

Austin, Texas

June 6, 2018